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                       MASTER CONSTRUCTION LOAN AGREEMENT

       THIS MASTER CONSTRUCTION LOAN AGREEMENT, dated as of this 4th day of August, 1997 by and between TRAMMELL CROW BTS, INC., a Delaware corporation, and KEYBANK NATIONAL ASSOCIATION, a national banking association;

                                  WITNESSETH:

       The parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       1.01. CERTAIN DEFINITIONS. The following words and terms shall have the following meanings, respectively, unless the context hereof clearly otherwise requires:

              "Advance" shall mean an advance to a Borrower on the account of a Project Loan made by the Bank from time to time pursuant to this Agreement.

              "Agreement" shall mean this Master Construction Loan Agreement, as the same may be supplemented, modified or amended from time to time.

              "Applicable Rate" shall mean the Prime Rate Option and the LIBOR Rate Option, as applicable.

              "Architect" shall mean the design architect for a Project.

              "Architect's Letter" shall mean a letter in the form attached hereto as EXHIBIT O furnished to the Bank by the Architect for a Project.

              "Architectural Agreement" shall mean, with respect to a Project, the agreement between the Borrower owning such Project and the Architect for such Project, as the same may be supplemented, modified or amended from time to time.

              "Assignment of Rents" shall mean an Assignment of Rents and Leases in the form attached hereto as EXHIBIT E, with blanks completed appropriately, given by a Borrower to the Bank with respect to a Project as security for the Borrower's obligations under the Project Loan made in respect of such Project, subject to such changes as may be required to comply with the requirements of the law of the state in which such Project is located, as the same may be supplemented, modified or amended from time to time.

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              "Bank" shall mean KeyBank National Association, a national banking association.

              "Banking Day" shall mean a day on which banks are open for commercial business in Indianapolis, Indiana and for dealings in Eurodollars in London, England.

              "Borrower" shall mean a limited liability company which will be the owner of a Project and the borrower under the Project Loan made in respect of such Project. The managing member of each Borrower shall be Developer.

              "Building Contracts" shall mean for a Project the Construction Contract and the Architectural Agreement.

              "Change Order" shall mean any amendment, modification, or revision to the Plans and Specifications or a Building Contract for a Project.

              "Closing" shall mean with respect to a Project Loan, the execution and delivery of the Project Loan Document in respect thereof by the Borrower thereunder to the Bank.

              "Closing Date" shall mean with respect to a Project Loan, the date of the Closing thereof.

              "Collateral Assignment of Certificate of Deposit" shall mean a Collateral Assignment and Security Agreement in the form attached hereto as EXHIBIT G given by a Borrower to the Bank as security for the Borrower's obligations under a Project Loan, as the same may be supplemented, modified or amended from time to time.

              "Collateral Assignment of Purchase Agreement" shall mean a Collateral Assignment of Purchase Agreement in the form attached hereto as EXHIBIT I, with blanks completed appropriately, given by a Borrower to the Bank with respect to a Project as security for the Borrower's obligations under the Project Loan made in respect of such Project, as the same may be supplemented, modified or amended from time to time.

              "Collateral Pledge Agreement" shall mean a Collateral Pledge Agreement in the form attached hereto as EXHIBIT H given by a Borrower to the Bank as security for the Borrower's obligations under a Project Loan, as the same may be supplemented, modified or amended from time to time.

              "Commitment Fee" shall mean an amount equal to One Half of One Percent (1/2 of 1%) of the principal amount of a Project Loan to be paid by the Borrower thereunder to the Bank.

              "Completion Date" shall mean with respect to a Project, the date set forth in the Project Agreement relating to such Project.

              "Conditional Default" shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

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              "Construction Contract" shall mean with respect to a Project, the construction contract between the Borrower owning such Project and the Contractor for such Project, as the same may be supplemented, modified or amended from time to time.

              "Contract Assignment" shall mean an Assignment in the form attached hereto as EXHIBIT F with blanks completed appropriately, given by a Borrower to the Bank with respect to a Project as security for such Borrower's obligation under the Project Loan made in respect of such Project, subject to such changes as may be required to comply with the requirements of the law of the state in which such Project is located, as the same may be supplemented, modified or amended from time to time.

              "Contractor" shall mean the general contractor for a Project, as approved by the Bank.

              "Contractor's Letter" shall mean the letter in the form attached hereto as EXHIBIT Q furnished to the Bank by the Contractor for a Project.

              "Conversion Date" means any date on which a Project Loan or any portion thereof is converted from the Prime Rate Option to the LIBOR Rate Option.

              "Cost Breakdown" shall mean the cost breakdown of all Project Costs furnished by a Borrower to the Bank with respect to a Project, as the same may be supplemented, modified or amended from time to time.

              "Debt Service Coverage Ratio" shall mean the ratio of (i) projected total annual income to be received under an OfficeMax Lease for an applicable Project, defined as base rent, common area maintenance payments, insurance and real estate tax reimbursements and miscellaneous sources, less projected total annual expenses for such Project, defined as an annual management fee in an amount equal to Three Percent (3%) of the projected total annual income of such Project, an annual charge of Ten Cents ($.10) per square foot of such Project for a capital reserve and expense of common area maintenance, insurance, real estate taxes, and non-capitalized repairs, to (ii) the projected total annual sum of all interest payments and principal payments on the applicable Project Loan which would be due and payable assuming the level amortization of such Project Loan over a period equal to the lesser of (a) twenty (20) years or (b) the term of the applicable OfficeMax Lease, plus five (5) years, at a per annum interest rate equal to One and Three Quarters Percent (1.75%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years.

              "Default Rate" shall mean a rate of interest from time to time which is Two Percent (2%) per annum above the Applicable Rate.

              "Deposit" shall mean a One Hundred Thousand Dollar ($100,000) earnest money deposit made by a buyer under a Project Purchase Agreement and held by the Title Company.

              "Developer" shall mean Trammell Crow BTS, Inc., a Delaware corporation.

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              "Developer Guaranty" shall mean an Unconditional Guaranty in the form attached hereto as EXHIBIT J, with blanks completed appropriately, given to the Bank with respect to a Project Loan by the Developer, pursuant to which the Developer guarantees the Borrower's obligations under such Project Loan, as the same may be supplemented, modified or amended from time to time.

              "Direct Costs" shall mean for a Project, all cost and expense incurred or to be incurred by the Borrower owning such Project for work, labor or Materials furnished in connection with the construction of such Project.

              "Disbursement Request" shall mean a statement of a Borrower setting forth the amount of an Advance being requested and containing such other information as is required by Paragraph (a) of Section 5.01 hereof.

              "Environmental Indemnity Agreement" shall mean an Environmental Indemnity Agreement in the form attached hereto as EXHIBIT N, with blanks completed appropriately, to be executed and delivered with respect to a Project by the Borrower under the Project Loan made in respect of such Project and the Developer to Bank, as the same may be supplemented, modified or amended from time to time.

              "Event of Default" shall mean any of the events of default described in Section 8.01 hereof.

              "Fixtures" shall mean all personal property now or hereafter owned by a Borrower and now or hereafter affixed to, incorporated into or to be incorporated into, or used or useful in connection with, the Project owned by such Borrower or any part thereof, all replacements thereof, additions thereto and substitutions therefor.

              "Governmental Authorities" shall mean the United States of America, the state and local jurisdiction in which a Project is located and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

              "Governmental Requirement" shall mean any law, ordinance, order, rule or regulation of any Governmental Authority, including but not limited to laws, ordinances, orders, rules or regulations with regard to zoning, subdivision, building, safety, fire protection or environmental matters applicable to a Project.

              "Guarantors" shall mean Developer and Trammell Crow MW.

              "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous or toxic chemicals, materials, wastes, by-products, pollutants, contaminants, compounds, products or substances, including, without limitation, asbestos, polychlorinated biphenyls, wastes, hydrocarbon or petroleum products, hazardous, regulated or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC Section 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 USC Section 1801, ET SEQ.), the Resource

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       Conservation and Recovery Act, as amended (42 USC Section 6901, ET SEQ.)
       and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation, and any other material, the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, release, disposal, abatement, clean up, removal, remediation or handling of which is prohibited, controlled or regulated by any Governmental Requirement.

              "Improvements" shall mean an OfficeMax retail facility to be constructed by a Borrower upon a Project Site in accordance with the applicable Plans and Specifications.

              "Indirect Costs" shall mean for a Project, all cost and expense for, incurred or to be incurred by the Borrower owning such Project in connection with or incidental to the construction of such Project other than Direct Costs, including, without limitation, the costs of acquisition of a Project Site, costs of title examination and insurance, costs of surveys, mortgage recording fees, real estate taxes and assessments, water and sewer rents, insurance premiums, fees of the Architect and Inspecting Architect for such Project, attorneys' fees, and the Commitment Fee for, and interest on, the Project Loan for such Project.

              "Inspecting Architect" shall mean the independent architectural or engineering firm employed by the Bank with respect to a Project.

              "LIBOR Rate" for any day shall mean with respect to each Segment of a proposed or existing LIBOR Rate Portion of a Project Loan corresponding to a proposed or existing LIBOR Rate Interest Period the rate per annum determined by the Bank to be the interest rate at which deposits in dollars in the amount of any Advance made to a Borrower pursuant to its Project Note, are offered by prime banks to the Bank for the applicable LIBOR Rate Interest Period in the London interbank market at approximately 11:00 a.m. (London time) on the day two (2) Banking Days prior to the commencement of any LIBOR Rate Interest Period.

              "LIBOR Rate Interest Period" shall mean:  (a) initially the one
       (1), two (2), three (3) or six (6) month period commencing initially on a Conversion Date for a Project Loan with respect to any given election made pursuant to Section 2.05(a) hereof and having a duration of one (1), two (2), three (3) or six (6) months as selected by the Borrower of such Project Loan by telephonic notice to the Bank as provided in Section 2.05(a) hereof; provided that the foregoing is subject to adjustment pursuant to Section 2.05(c) hereof and is further subject to the following:

                     i. the first LIBOR Interest Period for any advance under a Project Loan following a conversion from the Prime Rate Option to the LIBOR Rate Option shall commence on the date of such conversion and end on the last day of the then current LIBOR Interest Period; and

                     ii. any LIBOR Interest Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically

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              corresponding day in the calendar month at the end of such
              LIBOR Interest Period) shall end on the last Banking Day of a calendar month.

              "LIBOR Rate Option" shall mean a rate per annum equal to Two and One-Quarter Percent (2 1/4%) above the LIBOR Rate.

              "LIBOR Rate Portion" shall mean at any time the portion, including the whole, of a Project Loan bearing interest at such time under the LIBOR Rate Option.

              "LIBOR Rate Reserve Requirement" means, solely to the extent that such requirement is imposed or incurred by the Bank or any participant in a Project Loan and solely to the extent of the Bank and such participant's respective participatory shares in the Project Loan, for any day, the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Bank (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the LIBOR Rate is determined or any category of extensions of credit or other assets which includes loans by non-United States offices of any lender to United States residents). The LIBOR Rate shall be adjusted automatically with respect to any LIBOR Rate Portion of the Loan outstanding on the effective date of any change in the LIBOR Rate Reserve Requirement, as of such effective date.

              "Loan" shall mean the aggregate amount of the Project Loans approved by Bank pursuant to this Agreement, which amount shall in no event exceed the principal sum of Ten Million Dollars ($10,000,000) outstanding at any time.

              "Major Contractor" shall mean the party furnishing materials, labor or services to a Borrower under a Major Contract.

              "Major Contract" shall mean a contract in respect of a Project entered into by the Borrower owning such Project or a Contractor for the furnishing of Materials, labor or services for such Project for a cost in excess of Fifty Thousand Dollars ($50,000).

              "Materials" shall mean all materials, supplies, chattels, fixtures, machinery, equipment or other articles of property furnished or to be furnished in connection with the construction of, and incorporated or to be incorporated into, a Project, and shall include all replacements thereof, additions thereto and substitutions therefor.

              "Mortgage" shall mean a Real Estate Mortgage and Security Agreement in the form of EXHIBIT D attached hereto, with blanks completed appropriately, or a deed of trust given by a Borrower to the Bank with respect to a Project as security for the Borrower's obligations under the Project Loan made in respect of such Project, subject to such changes

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       as may be required to comply with the requirements of the laws of the state in which the Project is located, as the same may be supplemented, modified or amended from time to time.

              "Mortgagor's Affidavit" shall mean a Mortgagor's Closing Affidavit in the form of EXHIBIT M attached hereto, with blanks completed appropriately, given by a Borrower to the Bank with respect to a Project.

              "OfficeMax" shall mean OfficeMax, Inc., an Ohio corporation.

              "OfficeMax Lease" shall mean a lease of a Project by and between the Borrower owning such Project, as landlord, and OfficeMax, as tenant.

              "OfficeMax Subordination, Non-Disturbance and Attornment Agreement" shall mean a Subordination, Non-Disturbance and Attornment Agreement in the form of EXHIBIT P attached hereto, with blanks completed appropriately, entered into by the Bank, a Borrower and OfficeMax with respect to the Project owned by such Borrower, subject to such changes as may be required to comply with the requirements of the law of the state in which the Project is located, as the same may be supplemented, modified or amended from time to time.

              "Option" shall mean the interest rate option applicable to a Project Loan (or a portion thereof) selected by the Borrower thereunder from the LIBOR Rate Option and the Prime Rate Option.

              "Personal Property" shall mean all tangible personal property owned by a Borrower and now or at any time hereafter located on or at the Project Site owned by such Borrower or used in connection therewith or with the Improvements constructed or to be constructed thereon.

              "Plans and Specifications" shall mean the plans and specifications for the construction of the Improvements on an applicable Project Site prepared by the Architect therefor and approved on or prior to the date of the initial Advance for the applicable Project by the Borrower, the Bank, OfficeMax and the Contractor, including all working drawings and shop drawings prepared for use in connection therewith, as the same may be finalized, supplemented, modified or amended from time to time by Change Orders permitted hereunder.

              "Prime Rate" shall mean the interest rate per annum announced from time to time by KeyBank National Association as its prime rate. Each interest rate determined by reference to the Prime Rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate. The Bank's Prime Rate is not necessarily the rate at which the Bank lends its funds. The Prime Rate is only an index rate from which interest rates actually charged to the Bank's customers may be measured. The use of the Prime Rate does not constitute a commitment by the Bank lend money at a preferred rate.

              "Prime Rate Option" shall mean a rate per annum equal to the Prime Rate.

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              "Prime Rate Portion" shall mean at any time the portion, including the whole, of a Project Loan bearing interest at such time under the Prime Rate Option.

              "Project Agreement" shall mean a Project Agreement in the form of EXHIBIT A attached hereto, with blanks completed appropriately, to be entered into by the Bank and a Borrower, pursuant to which Bank approves a Project for funding hereunder as required by Section 2.02, as the same may be supplemented, modified or amended from time to time.

              "Project" shall mean a Project Site and the Improvements to be constructed thereon.

              "Project Certificate of Deposit" shall mean a certificate of deposit in the amount of One Hundred Thousand Dollars ($100,000) issued by the Bank or a financial institution reasonably acceptable to the Bank in the name of a Borrower, which certificate of deposit shall serve as security for the Borrower's obligations under the Project Loan for which such certificate of deposit is issued.

              "Project Costs" shall mean for a Project, the Direct Costs and Indirect Costs for such Project.

              "Project Letter of Credit" shall mean an unconditional irrevocable standby letter of credit in the amount of One Hundred Thousand Dollars ($100,000) issued for the benefit of the Bank by a financial institution reasonably acceptable to the Bank, which letter of credit shall have an expiry of no earlier than seven (7) days after the Project Loan Maturity Date for the Project Loan for which such Project Letter of Credit was issued. Such letter of credit shall serve a security for the Borrower's obligation under such Project Loan.

              "Project Loan" shall mean for a Project the amount of the Loan approved by the Bank and allocated to pay Project Costs for such Project, as shown on the Cost Breakdown for such Project and reflected in the Project Note and the Project Agreement for such Project.

              "Project Loan Commitment Expiration Date" shall mean ___________ [one (1) year from the date hereof].

              "Project Loan Documents" shall mean with respect to a Project Loan, this Agreement, the Project Agreement, the Project Note, the Mortgage, the Assignment of Rents, the Contract Assignment, the Collateral Assignment of Certificate of Deposit (if executed in connection therewith), the Collateral Assignment of Purchase Agreement, the Collateral Pledge Agreement, the Developer Guaranty, the Trammell Crow MW Transaction Guaranty (if executed in connection therewith), the Trammell Crow MW Completion Guaranty (if executed in connection therewith), the Mortgagor's Affidavit, the Environmental Indemnity and any and all other documents executed and/or delivered by or on behalf of the Borrower under such Project Loan and the Developer in connection therewith, as the same may be supplemented, modified or amended from time to time.

              "Project Loan Maturity Date" shall have the meaning ascribed thereto in Section 2.06 hereof.

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              "Project Note" shall mean a Mortgage Note in the form of EXHIBIT C attached hereto, with blanks completed appropriately, executed by a Borrower payable to the order of the Bank evidencing a Project Loan, as supplemented, modified or amended from time to time.

              "Project Purchase Agreement" shall mean with respect to a Project, a purchase agreement between the Borrower owning such Project and a buyer approved by the Bank in a form reasonably acceptable to Bank, pursuant to which agreement such Borrower agrees to sell, and such buyer agrees to purchase, such Project. Such purchase agreement shall require the buyer thereunder to deposit with such Borrower a Deposit.

              "Project Site" shall mean the real estate designated by a Borrower or the Developer and approved by the Bank for the location and construction of an OfficeMax retail facility.

              "Retainage" shall mean the percentage required by the Bank to be withheld from the interim payments to the Contractor pursuant to Paragraph (n) of Section 4.01.

              "Segment" of the LIBOR Rate Portion of a Project Loan at any time shall mean the entire principal amount of that part of the LIBOR Rate Portion of such Project Loan to which at such time there is applicable a LIBOR Rate Interest Period beginning on a particular day and ending on another particular day. (By definition, the LIBOR Rate Portion of a Project Loan is at all times composed of an integral number of discrete Segments and the sum of the principal amounts of all Segments of the LIBOR Rate Portion of a Project Loan at any time equals the principal amount of the LIBOR Rate Portion of such Project Loan at such time.)

              "Title Company" shall mean with respect to a Project, a title insurer designated by a Borrower or the Developer and approved by the Bank which agrees to insure the priority of the lien of the Mortgage on such Project.

              "Title Policy" shall mean with respect to a Project, the policy of title insurance issued by a Title Company to the Bank insuring the priority of the lien of the Mortgage on such Project.

              "Trammell Crow MW" shall mean Trammell Crow MW, Inc. a Delaware corporation.

              "Trammell Crow MW Completion Guaranty" shall mean a Guaranty of Completion of Improvements pursuant to Construction Loan Agreement in the form attached hereto as EXHIBIT K, with blanks completed appropriately, given to the Bank with respect to a Project Loan by Trammell Crow MW, pursuant to which Trammell Crow MW guarantees the timely and lien-free completion of the Improvements in respect of which such Project Loan is being made, as the same may be supplemented, modified or amended from time to time.

              "Trammell Crow MW Transaction Guaranty" shall mean a Transaction Guaranty in the form attached hereto as EXHIBIT L, with blanks completed appropriately, given to the Bank with respect to a Project Loan by Trammell Crow MW, pursuant to which Trammell Crow MW guarantees the obligations of the Borrower under such Project Loan, as provided in

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       Section 4.01(e)(vii) hereof, as the same may be supplemented, modified or amended from time to time.

       Unless the context clearly otherwise requires, the foregoing definitions shall be equally applicable to both the singular and plural forms.

                                   ARTICLE II

                                    THE LOAN

       2.01. PROJECT LOAN. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Bank agrees to make Project Loans to the Borrower(s) from time to time in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) outstanding at any time. The Bank's commitment to make Project Loans shall expire on the Project Loan Commitment Expiration Date. In no event shall the Bank be obligated to make any Project Loan on or after the Project Loan Commitment Expiration Date. Notwithstanding the foregoing, subject to the terms and conditions hereof, the Bank shall fund after the Project Loan Commitment Expiration Date any Project Loan for which the Closing has occurred prior to the Project Loan Commitment Expiration Date. The proceeds of a Project Loan will be advanced to the Borrower thereunder as acquisition and construction of the Project in respect of which such Project Loan is made progresses, in accordance with and subject to the requirements and limitations set forth herein and in the other Project Loan Document for such Project Loan. Proceeds of the Loan shall be allocated to the Projects by the Developer in such manner as the Developer shall determine and the Bank may approve pursuant to Section 2.02 below. If prior to the Project Loan Commitment Expiration Date, a Borrower repays a Project Loan, Loan proceeds in an amount equal to the amount of the repaid Project Loan will again be made available to the Borrower(s) for Project Loans, subject to the terms and conditions hereof.

       2.02. PROJECT APPROVAL. In connection with a request for approval for a Project Loan, Developer shall submit to the Bank those materials identified in EXHIBIT B attached hereto together with such other information as the Bank deems reasonable, appropriate and necessary with respect to such Project Loan and the Project to be acquired and constructed with the proceeds thereof. Bank covenants and agrees to use its best efforts to approve or disapprove a Project Loan within fifteen (15) business days following receipt of a request for approval by a Borrower. In connection with the approval of a Project Loan, Bank may impose requirements regarding disbursement of Project Loan proceeds in addition to those set forth herein. Such additional requirements will be set forth in the Project Agreement to be executed by the Bank and the Borrower in respect of such Project, which Project Agreement, when executed, shall be deemed to be a modification and amendment of this Agreement as to the particular Project Loan.

       2.03. PROJECT NOTE. Advances of a Project Loan shall be evidenced by borrower's receipts and a Project Note executed and delivered by the Borrower thereunder dated the date of the Closing of such Project Loan.

       2.04. PROJECT LOAN RATE OF INTEREST. During the term of a Project Loan, the unpaid principal amount thereof shall, subject to the terms and conditions hereinafter set forth, bear interest on a basis

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selected by the Borrower of such Project Loan from the following interest rate options, it being understood that subject to the provisions hereof such Borrower may select both of such options to apply simultaneously to different parts of such Project Loan and may select up to six (6) Segments to apply simultaneously to different parts of the LIBOR Rate Portion of such Project
Loan: (a) a rate per annum equal to the Prime Rate Option; or (b) a rate per annum equal to the LIBOR Rate Option.

       After maturity (whether by declaration, acceleration or otherwise), the unpaid principal balance of a Project Loan shall bear interest at a rate per annum equal to the Default Rate until such Project Loan is paid in full, principal and interest. All interest on a Project Loan shall be calculated on the unpaid principal balance of such Project Loan at the time of reference, based on a year of 360 days and on the actual number of days elapsed in each calendar year.

       2.05.  PROJECT LOAN INTEREST RATE OPTIONS.

              a. The Borrower under a Project Loan (i) shall designate at least two (2) Banking Days prior to the end of each LIBOR Interest Period the interest rate Option or Options which it is selecting to apply (whether renewal of the LIBOR Rate Option, conversion to the Prime Rate Option or a combination of the two) to the corresponding Segment of the LIBOR Rate Portion of such Project Loan commencing on the day after the end of such LIBOR Interest Period and (ii) may, on two (2) Banking Days prior notice, convert all or part of the Prime Rate Portion of such Project Loan to the LIBOR Rate Option, such notice to state the date of Conversion, which shall be a Banking Day. Such designation or notice shall be irrevocable and shall be made by giving the Bank telephonic notice on the day such designation or notice is required of (x) the principal amounts of the Prime Rate Portion and each Segment of the LIBOR Rate Portion as the case may be, of such Project Loan to be converted from or renewed, (y) the interest rate Option or Options selected and the principal amounts of the Prime Rate Portion and each Segment of the LIBOR Rate Portion, as the case may be, of such Project Loan to be converted to, and (z) with respect to each Segment of the LIBOR Rate Portion of such Project Loan to be converted to or renewed, the LIBOR Interest Period selected to apply to such Segment. In the absence of the receipt of a telephonic notice from such Borrower required by clause (i) above, such Borrower shall be deemed to have selected the Prime Rate Option. Each new Advance under such Project Loan made by the Bank shall automatically bear interest at the Prime Rate Option until a selection under clause (ii) above is made. A Borrower shall have no right to select the LIBOR Rate Option in respect of its Project Loan or any portion thereof if an Event of Default exists hereunder and shall have no right to select a LIBOR Interest Period which would extend beyond the Maturity Date for such Project Loan. Maker may not have more than six
       (6) Segments of the LIBOR Rate Portion of such Project Loan in existence at any time and each such Segment shall be in an amount which is greater than or equal to One Hundred Thousand Dollars ($100,000).

              b. If any law or any governmental regulation, guideline or order or interpretation or application thereof issued by any governmental authority charged with the interpretation or administration thereof or compliance with any request or directive of any central bank or other governmental authority (whether or not having the force of law)(i) subjects the Bank to any tax or changes the basis of taxation with respect to a Project Loan or payments by the

       Borrower thereunder of principal, interest or other amounts due from such Borrower thereunder (except for taxes on the overall net income of the Bank imposed by the jurisdictions in which the Bank's principal executive office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, the Bank (other than requirements expressly included herein in the determination of the LIBOR Rate hereunder), or
       (iii) imposes upon the Bank any other condition or expense with respect to the making, maintenance or funding of any part of such Project Loan or any security therefor; and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon the Bank with respect to the LIBOR Rate Portion of such Project Loan or the making, maintenance or funding of any part thereof by an amount which the Bank deems to be material, the Bank shall from time to time notify such Borrower (which notification shall be made reasonably promptly after discovery by the Bank of the causing circumstances) of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Bank to be necessary to compensate the Bank for such increase in cost, reduction in income or additional expense, which additional expense shall not exceed the difference between the Prime Rate and the LIBOR Rate. In the event the Bank determines any such amount shall be due and payable pursuant to the foregoing, the Bank shall give written notice thereof to such Borrower and such Borrower shall within ten (10) days after such notice either (iv) pay to the Bank the amount determined by the Bank to be due and payable from and after the date of such notice through the last day of the applicable LIBOR Interest Period; or (v) prepay the applicable LIBOR Rate Portion of such Project Loan together with any amounts due and payable under Section 2.05(c) hereof.

              c. In addition to the compensation required by Section 2.05(b) hereof, the Borrower of a Project Loan shall indemnify the Bank (on a net basis) against any loss or expense which the Bank has sustained or incurred as a consequence of any (i) payment or conversion of any Segment of the LIBOR Rate Portion of such Project Loan on a day other than the last day of the corresponding LIBOR Interest Period (whether or not such payment or conversion is mandatory or automatic and whether or not such payment is then due), (ii) attempt by such Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice stated herein to be irrevocable (the Bank having in its sole discretion the option to give effect to such attempted revocation and obtain indemnity under this Section 2.05(c) or to treat such attempted revocation as having no force or effect, as if never made), or (iii) acceleration of such Project Loan as a result of the occurrence of an event of default by such Borrower in the performance or observance of any covenant or condition contained in the Project Loan Document for such Project Loan, including, without limitation, any failure of such Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder or under such Project Loan Document. If the Bank sustains or incurs any such loss or expense it shall from time to time notify such Borrower of the amount determined in good faith by the Bank to be necessary to indemnify the Bank for such loss or expense. Such amount shall be due and payable by such Borrower to the Bank, within ten (10) days after such notice is given.

              Any amounts due from a Borrower pursuant to the foregoing indemnification shall be applicable only to the extent necessary to compensate the Bank for a reduction in income or additional expense incurred because of payment or conversion of a Segment of a LIBOR Rate Portion on a day other than the last day of the corresponding LIBOR Interest Period.

       2.06. PROJECT MATURITY DATE. The term of a Project Loan shall expire upon the earlier of (the "Project Loan Maturity Date"): (a) nine (9) months from its Closing Date; or (b) the sale of the Project in respect of which such Project Loan was made pursuant to the Purchase Agreement for such Project, unless such Project Loan is sooner paid pursuant to the terms hereof.

       2.07. PROJECT LOAN PAYMENTS. Principal of and interest on a Project Loan shall be due and payable as follows:

              a. The Borrower under such Project Loan shall pay interest at the applicable rate(s) on the outstanding principal balance of such Project Loan on the first (1st) day of each calendar month during the term of such Project Loan, commencing on the first (1st) day of the first
       (1st) calendar month following the first Advance under such Project Loan and continuing on the first (1st) day of each calendar month thereafter until such Project Loan is paid in full;

              b. In any and all events, the entire outstanding principal balance of such Project Loan, together with all accrued and unpaid interest thereon, shall be due and payable on its Project Maturity Date.

       2.08. PROJECT LOAN PREPAYMENTS. The Borrower of a Project Loan may prepay its Project Loan in whole at any time, or in part from time to time, without premium or penalty.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

       By acceptance of a Project Loan, the Borrower thereunder shall be deemed to represent and warrant to Bank that:

       3.01. ORGANIZATION AND QUALIFICATION. Such Borrower is a duly formed and validly existing limited liability company under the laws of the State of Delaware and is duly qualified to conduct business in the state in which the Project in respect of which such Project Loan is being made is located. The
managing member of such Borrower is the Developer.   Developer is duly formed
and validly existing corporation under the laws of the State of Delaware and is duly qualified to conduct business in the state in which such Project is located. Trammell Crow MW is a duly formed and validly existing corporation under the laws of the State of Delaware and is duly qualified to conduct business in the state in which such Project is located.

       3.02. RIGHT AND POWER. Such Borrower has full right, power and authority to execute and deliver each of the Project Loan Document for such Project Loan to which it is a party.

       3.03. CONFLICT WITH OTHER INSTRUMENTS. Neither the execution and delivery of the Project Loan Document for such Project Loan to which it is a party, nor consummation of the transactions contemplated thereby, nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of organization or operating agreement of such Borrower, or, to Borrower's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument to which such Borrower is a party or by which such Borrower or its properties or assets (including the Project in respect of which such Project Loan is being made) are subject to or bound, or constitute a default thereunder or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the property of such Borrower (including the Project in respect of which such Project Loan is being made) pursuant to the terms of any such agreement or instrument, except as created by such Project Loan Documents.

       3.04. AUTHORITY, VALIDITY AND BINDING EFFECT. The execution and delivery of the Project Agreement for such Project Loan, the making of the borrowings contemplated by the provisions thereof and hereof, the execution, issuance and delivery of the Project Note to evidence such borrowings, and the execution and delivery of the other Project Loan Document for such Project Loan to which such Borrower is a party have been duly authorized by all necessary action on the part of such Borrower, and no authorization, approval or consent by, or filing with, any Governmental Authority or public regulatory authority is necessary therefor. Each Project Document to which such Borrower is a party has been duly and validly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and by principles of equity.

       3.05. FINANCIAL CONDITION. The financial statements of such Borrower and the Guarantor(s) for such Project Loan furnished to the Bank are complete and correct in all material respects. Such financial statements were prepared in accordance with generally accepted accounting principles consistently applied. The financial statements of such Borrower and the Guarantor(s) for such Project Loan fairly present their respective financial condition at the respective dates indicated therein. Since the dates of such financial statements, there has been no material adverse change in the assets, liabilities or financial condition of such Borrower and the Developer from that reflected thereon.

       3.06. LITIGATION. There are no actions, suits or proceedings pending or, to Borrower's actual knowledge, threatened, against or affecting such Borrower or the Developer of before any court or Governmental Authority which might have a material adverse affect on such Borrower or the Guarantor(s) for such Project Loan or their operations or financial condition, or on the construction or operation of the Project in respect of which such Project Loan is being made.

       3.07. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The construction of the Improvements constituting a part of the Project in respect of which such Project Loan is being made as contemplated by the Plans and Specifications therefor and the intended use of such Improvements will comply with all applicable Governmental Requirements and all applicable restrictive covenants. To the extent required by applicable law, such Plans and Specifications have been approved by all

Governmental Authorities and such Borrower has obtained all required permits with respect to construction of such Improvements.

       3.08. UTILITY SERVICES. All utility services necessary for the construction of the Project in respect of which such Project Loan is being made and the operation thereof as a retail facility are available at the boundaries of the Project Site, or off-site utility services can be extended to the boundaries of the Project Site and the cost of extending such utility services is reflected in the Cost Breakdown for such Project, and the Borrower has obtained all permits from all Governmental Authorities necessary for such extension and such utilities have sufficient capacity to serve such Project.

       3.09. HAZARDOUS MATERIALS. Such Borrower has not used Hazardous Materials on, from or affecting the Project Site in respect of which such Project Loan is being made in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and, to the best of such Borrower's knowledge, no prior owner of such Project Site or prior occupant thereof, has used Hazardous Materials on, from or affecting the Project Site in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. Such Borrower further represents to the Bank that such Borrower has not received any notice of any violations of federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials at such Project Site and, to the best of such Borrower's knowledge, there have been no actions commenced or threatened by any party for non-compliance with any such laws or regulations at the Project Site.

       3.10. COVENANTS AND RESTRICTIONS. There are no covenants, conditions or restrictions of record or of which such Borrower has knowledge that prohibit the construction of the Improvement to be constructed with the proceeds of such Project Loan on the Project Site.

       3.11.  FLOOD HAZARD.   The Improvements to be constructed with the
proceeds of such Project Loan will not be located in or on an "area of special flood hazard," as that term is defined in the Flood Disaster Protection Act of 1973.

                                   ARTICLE IV

                             CONDITIONS OF LENDING

       By acceptance of a Project Loan, the Borrower thereunder agrees that the obligation of the Bank to make an Advance in respect of such Project Loan is subject to the accuracy in all material respects, as of the date hereof and the date of each Advance in respect of such Project Loan, of the representations and warranties contained herein and under the Project Loan Document for such Project Loan, to the performance by the Borrower under such Project Loan of its agreements to be performed hereunder and under the Project Loan Document for such Project Loan on or before the date of each Advance, and to the satisfaction of the following further conditions:

       4.01. INITIAL PROJECT LOAN ADVANCE. Prior to the initial Advance by Bank with respect to such Project Loan:

              a. ORGANIZATIONAL DOCUMENTS. There shall have been furnished to the Bank by such Borrower:

                       i. A copy of the articles of organization of such Borrower, together with any amendments to such agreement, filed with the appropriate Governmental Authorities of the State of Delaware and a copy of the operating agreement of such Borrower, together with any amendments to such agreement;

                     ii. An original Certificate of Existence for such Borrower issued by the Secretary of State of Delaware bearing a recent date;

                     iii. An original Certificate of Qualification as a foreign limited liability company doing business in the state in which the Project in respect of which such Project Loan is being made is located issued the by the Secretary of State of such state;

                     iv. A copy of the articles of incorporation for Developer, together with any and all amendments thereto;

                     v. A copy of the by-laws of Developer, together with any and all amendments thereto;

                     vi. An original Certificate of Existence for Developer issued by the Secretary of State of Delaware bearing a recent date;

                     vii. An original Certificate of Qualification for Developer as a foreign corporation doing business in the state in which the Project in respect of which such Project Loan is being made issued by the Secretary of State of such state;

                     viii. A copy of the resolutions of the Board of Directors of Developer authorizing the execution of the Project Loan Document for such Project Loan by Developer on behalf of such Borrower and the execution of the Developer Guaranty and the Environmental Indemnity Agreement for such Project by Developer in its individual capacity;

                     ix. A copy of the articles of incorporation for Trammell Crow MW, together with any and all amendments thereto;

                     x. A copy of the by-laws of Trammell Crow MW, together with any and all amendments thereto;

                     xi. An original Certificate of Existence for Trammell Crow MW issued by the Secretary of State of Delaware bearing a recent date; and

                     xii. A copy of the resolutions of the Board of Directors of Trammell Crow MW authorizing the execution of the Trammell Crow MW Completion Guaranty and the Trammell Crow MW Transaction Guaranty by Trammell Crow MW in its individual capacity.

       Such Borrower shall be required to provide the organizational documents listed in Section 4.01(a)(ix-xii) only if such Borrower elects to provide a Trammell Crow MW Completion Guaranty and Trammell Crow MW Transaction Guaranty in accordance with Section 4.01(z) hereof.

              b. BORROWER'S COUNSEL OPINION. Such Borrower shall furnish to the Bank an opinion of counsel for such Borrower and the Guarantor(s) for such Project Loan in form and substance similar to that attached hereto as EXHIBIT R, with blanks appropriately completed, and if the Project is located in a state other than Indiana Bank shall receive, at such Borrower's expense, an opinion of counsel licensed to practice law in such state in form and substance similar to that attached hereto as EXHIBIT S.

              c. PROJECT AGREEMENT. The Bank, Developer and such Borrower shall have entered into a satisfactory Project Agreement in respect of such Project Loan.

              d. PROJECT NOTE. Such Borrower shall execute and deliver to Bank a Project Note with respect to such Project Loan with blanks appropriately completed.

              e. SECURITY DOCUMENTS. There shall have been executed and delivered to the Bank the following security documents with respect to the Project in respect of which such Project Loan is being made:

                     i. a Mortgage which shall constitute a first mortgage lien on such Borrower's fee simple interest in such Project;

                     ii. an Assignment of Rents and Leases pursuant to which such Borrower shall have collaterally assigned to the Bank all the right, title and interest of such Borrower as landlord in and to all existing and future leases of space in such Project, including, without limitation, the OfficeMax Lease for such Project, and all rentals and other monies due and to become due under said leases;

                     iii. a Contract Assignment pursuant to which such Borrower shall have collaterally assigned to the Bank all the right, title and interest of such Borrower in and to the Construction Contract, the Architect's Agreement and the Plans and Specifications for such Project;

                     iv. if such Borrower provides a Project Certificate of Deposit to the Bank for such Project Loan in accordance with Paragraph 4.01(z) hereof, a Collateral Assignment of Certificate of Deposit pursuant to which such Borrower shall have collaterally assigned to the Bank such Project Certificate of Deposit;

                     v. A Collateral Pledge Agreement pursuant to which such Borrower shall have collaterally assigned to the Bank all of the right, title and interest of such Borrower in and to the Deposit made under the Project Purchase Agreement for such Project;

                     vi. A Collateral Assignment of Purchase Agreement pursuant to which such Borrower shall have collaterally assigned to the Bank all the right, title and interest of such Borrower in, to and under the Purchase Agreement for such Project;

                     vii. If such Borrower elects to provide the same in accordance with Section 4.01(z) hereof, a Trammell Crow MW Completion Guaranty, pursuant to which Trammell Crow MW shall have guaranteed the timely lien free completion of the Improvements forming a part of such Project;

                     vii. A Developer Guaranty, pursuant to which the Developer shall have guaranteed all obligations of such Borrower in respect of such Project Loan;

                     ix. If such Borrower elects to provide the same in accordance with Section 4.01(z) hereof, a Trammell Crow MW Transaction Guaranty pursuant to which Trammell Crow MW shall have guaranteed the obligations of the Borrower in respect of such Project Loan in accordance with the terms thereof. Such Trammell Crow MW Transaction Guaranty shall provide that the amount guaranteed thereunder shall be limited to an amount equal to the sum of (A) the product of
              (1) Thirty-Three Percent (33%), MULTIPLIED by (2) the outstanding balance from time to time of such Project Loan, principal and interest; PLUS (B) the costs of collection in respect of such Trammell Crow MW Transaction Guaranty. The payment by Developer under its Developer Guaranty for such Project Loan shall not be deemed to reduce the outstanding balance of such Project Loan for the purpose of determining the outstanding balance from time to time of such Project Loan for the purposes of such Trammell Crow MW Transaction Guaranty and Trammell Crow MW's obligations thereunder, except to the extent that such Project Loan is repaid as a result of the payment by Developer under its Developer Guaranty for such Project Loan; and

                     x. such financing statements as are deemed necessary by the Bank to perfect the security interests granted under the Project Loan Document for such Project Loan.

       Each of the above-described collateral documents shall be properly completed and reflect only such further changes as may be necessary to comply with the requirements of the jurisdiction in which such Project is located.

              f. MORTGAGOR'S AFFIDAVIT. Such Borrower shall have furnished to the Bank an executed Mortgagor's Affidavit with respect to such Project Loan.

              g. ENVIRONMENTAL INDEMNITY. Such Borrower and the Guarantor(s) for such Project Loan shall have furnished to the Bank an executed Environmental Indemnity Agreement in respect of the Project in respect of which the Project Loan is being made.

              h. TITLE POLICY. The Title Company shall have issued and delivered to the Bank a policy of title insurance acceptable to the Bank insuring the priority of the lien of the Mortgage securing such Project Loan in the amount thereof, and such portion thereof as shall be advanced from time to time. The Title Policy shall provide a 3.0 zoning endorsement (if available) and affirmative coverage with respect to filed or unfiled mechanic's lien and shall be subject only to such exceptions as may be reasonably approved by the Bank.

              i. SURVEY. Such Borrower shall have furnished to the Bank an ALTA/ACSM Minimum Standard Detail Survey (or such other survey as may be sufficient for the Title Company to delete the standard survey exception in the Title Policy) of the Project Site forming a part of such Project, made by a registered engineer or surveyor licensed by the state in which such Project is located and reasonably satisfactory to the Bank and the Title Company and certified to each of them as of a date not more than thirty (30) days prior to the Closing Date for such Project Loan showing the boundaries of such Project Site, all building setback lines, easements, rights of way and encroachments affecting such Project Site and other matters apparent thereon and the relation of such Project Site to public thoroughfares for access purposes, certifying that such Project Site is not located within a special flood hazard area as defined by the Flood Disaster Protection Act of 1973, and showing the number of the Flood Insurance Rate Map on which such Project Site is shown and the date of such map, and shall specify the flood hazard zone in which such Project Site is situated. Upon completion of the foundation for such Improvements, at the request of the Bank, such Borrower shall furnish to the Bank, one of the following, which shall be selected by such Borrower:
       (i) a similar survey which shall show the actual location of the foundation for the Improvements located on such Project Site, or (ii) a letter from the surveyor or engineer preparing the survey for the Closing of such Project Loan, or such other surveyor or engineer as is acceptable to Bank, stating that the foundation for such Improvements is located entirely within the boundary of such Project Site and does not encroach on any building set-back line or easement encumbering such Project Site;

              j. APPROVALS AND PERMITS. Such Borrower shall submit to the Bank evidence reasonably satisfactory to the Bank to the effect that:

                     i. The Project Site forming a part of the Project in respect of which such Project Loan is being made is presently zoned to permit its use as a retail facility, which evidence may be a 3.0 zoning endorsement issued by the

              Title Company or a satisfactory opinion of counsel admitted to practice in the state in which such Project Site is located or a zoning confirmation letter of the Governmental Authority having zoning jurisdiction over such Project;

                      ii.   Such Borrower has obtained such access
              easements and utility easements, if any, as may be reasonably necessary for the contemplated use of such Project and such easements are insured under the Title Policy;

                     iii. All required permits, licenses and approvals for the construction of such Project have been obtained from the applicable Governmental Authorities;

                     iv. All utility services necessary for the construction of such Project and the operation thereof as a retail facility are available at the boundaries of such Project Site or off-site utilities can be extended to the boundaries of such Project Site at the cost thereof reflected in the Cost Breakdown for such Project and all necessary permits have been obtained and all such utilities have the capacity necessary to provide service to such Project; and

                     v. All work contemplated by the Plans and Specifications for such Project will conform to all applicable Governmental Requirements.

              k. COST BREAKDOWN. Such Borrower shall have furnished to the Bank for its review and approval a Cost Breakdown reflecting all Project Costs for the Project in respect of which such Project Loan is being made.

              l. INSURANCE. Such Borrower shall have furnished to the Bank the insurance required by the Mortgage securing such Project Loan, together with evidence of payment in full of the premiums thereon.

              m. PLANS AND SPECIFICATIONS. Such Borrower shall have furnished to the Bank for its review and reasonable approval the Plans and Specifications for the Project in respect of which such Project Loan is being made.

              n. CONSTRUCTION CONTRACT. Such Borrower shall have furnished to the Bank for its review and approval a copy of the executed Construction Contract for the construction of the Improvements forming a part of the Project in respect of which such Project Loan is being made in accordance with the Plans and Specifications therefor for a maximum fixed price not exceeding an amount approved by the Bank. Such Borrower shall also furnish to the Bank copies of all other Major Contracts in respect of such Project. Such Major Contracts shall be subject to reasonable approval by the Bank.

              Such Construction Contract shall further provide:

                       i. A provision that with final payment such Contractor shall deliver to such Borrower a complete release of liens signed by such Contractor and all subcontractors;

                      ii. A provision that no change orders involving an increase in costs of Fifty Thousand Dollars ($50,000) or more for a single change order or One Hundred Thousand Dollars ($100,000) or more in the aggregate shall be effective without the prior written consent of the Bank and, to the extent required under the OfficeMax Lease for such Project, the prior written consent of OfficeMax (this requirement shall be satisfied if the provision is included in the Contractor's Letter for such Project);

                     iii. A provision for not less than Ten Percent (10%) retainage in connection with interim payments to each subcontractor (but not for payments to suppliers unless Bank determines in its reasonable discretion that such retainage as to suppliers is appropriate) until the Improvements forming a part of such Project are substantially completed; and

                     iv. If provided for under the laws of the state in which such Project is located, a no-lien provision.

              o. ARCHITECT'S LETTER. Such Borrower shall have furnished to the Bank an executed copy of an Architect's Letter for the Project in respect of which such Project Loan is being made.

              p. CONTRACTOR'S LETTER. Such Borrower shall have furnished to the Bank an executed copy of a Contractor's Letter for the Project in respect of which of such Project Loan is being made.

              q. APPRAISAL. The Bank shall have received an appraisal of the discounted sellout value and fair market value of the Project in respect of which of such Project Loan is being made(including interest carry), on an assumed completion basis (the "Appraisal"). The Appraisal shall be made by an appraiser approved by Bank, shall be in form and substance satisfactory to Bank and shall be in compliance with all applicable laws, rules and regulations;

              r. ARCHITECT'S REPORT. The Bank shall have received a satisfactory report of the Inspecting Architect for the Project in respect of which of such Project Loan is being made, with respect to the Plans and Specifications and the Cost Breakdown for such Project.

              s. COMMITMENT FEE. Such Borrower shall have paid to the Bank the Commitment Fee in respect of such Project Loan.

              t. SOILS REPORT. Such Borrower shall have submitted to the Bank a satisfactory geotechnical report of the Project Site forming a part of the Project in respect of which such Project Loan is being made.

              u. ENVIRONMENTAL REPORT. Such Borrower shall have furnished to the Bank a copy of an environmental report by an environmental consulting company acceptable to the Bank giving satisfactory evidence that the Project Site forming a part of the Project in respect of which Project Loan is being made is free of Hazardous Materials, that such Project Site is not in violation of and does not cause such Borrower as owner or operator of such Project Site to be in violation of any state, federal or local environmental, health, or safety law (the "Environmental Report). The Environmental Report shall be addressed to the Bank, or, in the alternative, such Borrower shall provide to the Bank a letter of the consulting company that prepared the Environmental Report pursuant to which such consulting company authorizes the Bank to rely on the Environmental Report.

              v. OFFICEMAX LEASE. Such Borrower shall have furnished to the Bank an executed OfficeMax Lease for the Project in respect of which such Project Loan is being made having a term of not less than fifteen (15) years and in a form and content acceptable to the Bank in all other respects, including rental amounts payable thereunder. Such OfficeMax Lease shall include the agreement of OfficeMax to subordinate its interest thereunder to any first mortgage on such Project upon the request of the mortgagee thereunder and to attorn to such mortgagee, or any purchaser of such Project at a foreclosure sale or pursuant to a deed in lieu of foreclosure, provided the Bank agrees to reasonable non-disturbance provisions if the Tenant is not in default beyond any applicable cure period thereunder.

              Such Borrower shall use reasonable efforts to attempt to obtain the following provisions in such OfficeMax Lease:

                       i. OfficeMax shall agree to give any mortgagee in respect of such Project (a "Mortgagee") by registered or certified mail, a copy of any notice of default served upon the landlord, provided that prior to such notice of default tenant has been notified in writing, of the existence of such mortgage and the address of such Mortgagee;

                      ii. A Mortgagee shall have sixty (60) days after its receipt from OfficeMax of written notice of a default by landlord under the OfficeMax Lease to correct or cure such default;

                     iv. OfficeMax shall comply with all state and federal environmental and hazardous materials statutes and regulations, and shall not improperly store any hazardous materials in, on or under such Project.

              w. OFFICEMAX SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. Such Borrower shall have furnished to the Bank an OfficeMax Subordination, Non-Disturbance and Attornment Agreement for the Project in respect of which such Project Loan is being made, executed by such Borrower and OfficeMax.

              y. PROJECT PURCHASE AGREEMENT. Such Borrower shall have furnished to the Bank an executed Purchase Agreement for the Project in respect of which such Project Loan is being made, together with evidence that the Deposit required thereunder has been made.

              z. ADDITIONAL COLLATERAL. Such Borrower shall have furnished to the Bank additional collateral for such Project Loan selected by such Borrower from the following options: (i) a Project Certificate of Deposit; (ii) a Project Letter of Credit; or (iii) a Trammell Crow MW Completion Guaranty and a Trammell Crow MW Transaction Guaranty.

              aa.    DEBT SERVICE COVERAGE.  The Debt Service Coverage for the
       Project in respect of which such Project Loan is being made is no less than 1.05 to 1.0.

       4.02. SUBSEQUENT ADVANCES. Prior to any Advance by Bank with respect to such Project Loan:

              a. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article III hereof and in the other Project Loan Document for such Project Loan shall be true on and as of the date of each Advance with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date no Event of Default under such Project Loan shall have occurred and be continuing or shall exist.

              b. DAMAGE. On the date of each Advance of such Project Loan, the Improvements in respect of which such Advance is being made shall not have been materially injured or damaged by fire or other casualty, unless sufficient funds or other collateral satisfactory to the Bank in cash or cash equivalents for the restoration thereof have been deposited with the Bank pursuant to the Mortgage securing such Project Loan.

              c. TITLE POLICY ENDORSEMENT. On the date of each Advance of such Project Loan, the Bank shall have received an endorsement to the Title Policy issued with respect to the Project for which such Advance is requested: (i) indicating that since the date of the last Advance of such Project Loan there has been no change in the state of title, except those matters approved by the Bank, (ii) updating the Title Policy to the date of such Advance, (iii) increasing the coverage of the Title Policy by an amount equal to such Advance if the Title Policy does not by its own terms provide for such an increase.

              d. CONTRACTOR RECEIPTS. On or prior to the date of each Advance of such Project Loan, such Borrower shall have provided to the Bank receipts or lien waivers from the Contractor for the Project for which the Advance is requested and lien waivers from all contractors, subcontractors, materialmen and suppliers relating to the last requested Advance for such Project Loan.

       4.03. LAST ADVANCE. On or prior to the date of the last Advance for Direct Costs of the Project in respect of which such Project Loan is being made the Bank shall have received:

              a. ARCHITECT'S CERTIFICATE. A certificate from the Architect and the Inspecting Architect for such Project that the Improvements forming a part thereof have been completed substantially in accordance with the Plans and Specifications therefor, all applicable Governmental Requirements and all applicable restrictive covenants, and such Improvements are ready and suitable for occupancy.

              b. RELEASE OF LIENS. A final affidavit and sworn statement of the Contractor for such Project and a complete release of liens signed by such Contractor, and every other Major Contractor for such Project.

              c. GOVERNMENTAL APPROVALS. Evidence of approval (including permanent occupancy permits or a certificate of occupancy, if required, and/or other permits, if required) by all Governmental Authorities whose approval is required of the completed Improvements, the permanent occupancy thereof and the intended uses thereof.

              d. TENANT ESTOPPEL. A tenant estoppel letter in respect of such Project executed by OfficeMax in a form which is satisfactory to the Bank and OfficeMax.

       4.04. PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to counsel for the Bank, and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance, as to certification and otherwise, reasonably satisfactory to such counsel, as the Bank or its counsel may request.

                                   ARTICLE V
                                 DISBURSEMENTS

       5.01. ADVANCES. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Bank agrees to make Advances of a Project Loan to the Borrower thereof in accordance with, and subject to the requirements and limitations set forth in, this Article V. By acceptance of a Project Loan, the Borrower thereunder agrees that Advances of such Project Loan shall be made in accordance with the following requirements and limitations:

              a. REQUESTS FOR LOAN ADVANCES. Not less than five (5) business days prior to the making of any Advance of such Project Loan, such Borrower shall submit to Bank a Request for Advance in such form as the Bank may require setting forth the total amount of Project Costs for which such Advance is requested, broken down by the categories identified in the Cost Breakdown for the Project in respect of which such Project Loan is being made, together with
       (i) receipted bills, bills, invoices, paid invoices, payroll records or other evidence satisfactory to the Bank supporting each item of the Project Costs covered by such Request for Advance,
       (ii) if the Request for Advance includes Direct Costs, a certificate of such Borrower and the Contractor for such Project to the effect that (x) the construction to date of the Improvements forming a part of such Project has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications for such Project, (y) the amount of the Direct Costs for which such Advance is requested either has been paid by such Borrower and/or is justly due to such Contractor for work, labor or Materials furnished for the construction of such Improvements insofar as actually incorporated therein (but including Materials suitably stored on the Project Site in compliance with Sections 6.06 and 7.02 hereof) up to the date of such Request for Advance (in the case of the first Request for Advance) or to the date of such Request for Advance from the date of the previous Request for Advance (in the case of any subsequent Request for Advance), and (z) no part of the Project Costs described in such Request for Advance has been made the basis for any previous Advance, and (iii) if the Request for Advance includes Direct Costs, a certificate of the Inspecting Architect for such Project (x) to the effect that the construction of such Improvements has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications for such Project and in compliance with all applicable Governmental Requirements, (y) specifying the stage and percentage of completion which has been achieved by each of the various trades engaged in the construction of such Improvements, and (z) to the effect that the aggregate amount of such Advance is not greater than the actual value of work and labor done in such Improvements and Materials incorporated in such Improvements (or suitably stored on the Project Site in compliance with Sections 6.06 and
       7.02 hereof), less Retainage, up to the date of such certificate (in the case of the first such certificate) or to the date of such certificate from the date of the previous certificate (in the case of any subsequent such certificate). The Bank shall not be required to make Advances of a Project Loan more frequently than once each month. Each Request for Advance and each receipt of the Advance requested thereby shall constitute a certification by the Borrower of such Advance that the representations and warranties contained in Article III hereof are true and correct on the date of such Request for Advance or such receipt, as the case may be.

              b. BORROWING LIMITATIONS. Advances of such Project Loan for the payment of Project Costs for the Project in respect of which such Project Loan is being made in each category of cost in the Cost Breakdown for such Project shall be limited to the amount shown for such category in the column entitled "Balance to Disburse." Advances of such Project Loan shall be made only to defray Project Costs attributable to such Project and described in the Cost Breakdown for such Project and actually incurred by such Borrower. The aggregate amount of Advances of such Project Loan for payment of Direct Costs for such Project shall be further limited to the lesser of (i) the actual cost of work and labor done on such Improvements and Materials incorporated in such Improvements (or suitably stored on the Project Site in compliance with Sections 6.06 and 7.02 hereof), less Retainage, or (ii) the percentage of completion reasonably determined by the Inspecting Architect of work and labor done on such Improvements and Materials incorporated in such Improvements (or suitably stored on the Project Site in compliance with Sections 6.06 and 7.02 hereof), less Retainage.

              c. DEFICIENCY IN COST CATEGORY AMOUNTS. If any amount allocated for Project Costs for the Project in respect of which such Project Loan is being made in any category in the Cost Breakdown for such Project is at any time not sufficient in the reasonable judgment of the Bank to pay in full such Project Costs in such category, the Bank shall not be obligated to make further Advances of such Project Loan and such Borrower shall promptly pay such amounts as may be required so that the sum of the unadvanced portion of "Balance to Disburse," for such category is sufficient to pay such Project Costs in full. Any previously achieved savings (as determined by the Bank) in any completed category of such Cost Breakdown shall be added to the "Contingency" category in such Cost Breakdown and the amount of such savings may be used to pay the costs of any other category in such Cost Breakdown.
       Except as specifically set forth in the preceding sentence, the Bank shall not be required to advance amounts from the category of such Cost Breakdown entitled "Contingency"; provided, however, Bank agrees that it will not unreasonably deny a request from Borrower for an advance from such "Contingency" category. The
       Bank shall have no obligation to make advances of Project Loan for development fees.

              d. DEFICIENCY IN TOTAL COST AMOUNT. At all times the sum of the unadvanced portion of such Project Loan shall be sufficient in the reasonable judgment of the Bank or the Inspecting Architect for the Project in respect of which such Project Loan is being made to pay all Project Costs of such Project remaining unpaid. If at any time such sum is not sufficient in the reasonable judgment of Bank to pay all such unpaid Project Costs, such Borrower shall immediately upon request by the Bank deposit with the Bank either cash or satisfactory letters of credit in an amount equal to such deficiency.

              e. PAYMENT OF ADVANCES. Advances of such Project Loan shall be credited to such Borrower's account with the Bank; if, however, there is then a Conditional Default or Event of Default pending, or if Bank determines that payment to such party or parties is reasonably necessary to protect Bank's interest in or security for such Project Loan, then Advances may be paid by the Bank directly to the party or parties who have actually supplied labor, Materials or services in connection with or incidental to the construction of the Improvements in respect of which such Project Loan is being made or to the party or parties to whom payment of any other Project Costs specified in the Request for Advance is due. If the Bank elects to make a direct payment it shall do so only after giving such Borrower at least two (2) days prior telephone notice of its intention to do so. If Bank elects to make a direct payment to a party supplying labor, materials or services permitted by this Section 5.01(e), Bank shall use reasonable efforts to obtain from such party the receipt and/or lien waiver required under Section 4.02(d) hereof. Any such direct payment shall satisfy PRO TANTO the obligations of the Bank hereunder and shall be deemed an Advance of such Project Loan evidenced by the Project Note and secured by the Mortgage and the other Project Loan Document for such Project Loan as fully as if made to such Borrower, regardless of the actual disposition thereof by the party or parties to whom such payment is made if such payment was made to the party and in the amount specified in the Request for Advance. The making of any such Advance shall not be deemed an acceptance or approval by the Bank (for the benefit of such Borrower or any third party) of any work done or Improvements constructed or

       Materials furnished or installed in connection with the construction of such Improvements. An Advance shall be made within ten (10) days after Bank's receipt of all items and information which Borrower is required to provide to Bank in respect of such Advance in accordance with the terms hereof.

              f. ADVANCES TO CURE DEFAULTS; ETC. Notwithstanding the foregoing provisions of this Section 5.01, and without receiving Requests for Advances for such Advances, the Bank may at any time or from time to time (i) make Advances of such Project Loan to satisfy any condition hereof with respect to such Project Loan or to cure any Event of Default or Conditional Default with respect to such Project Loan, (ii) make Advances of such Project Loan to pay interest on such Project Loan, (iii) make Advances of such Project Loan to pay the reasonable fees and expenses of counsel for the Bank and the Inspecting Architect for the Project in respect of which such Project Loan is being made; and (iv) make Advances of such Project Loan to pay the reasonable fees and expenses payable to the Title Company for endorsements to the Title Policy for such Project Loan as required herein. Any Advances made pursuant to this paragraph (f) shall be evidenced by the Project Note for such Project Loan and secured by the Mortgage and the other Project Loan Document for such Project, as fully as if made to such Borrower.

              g. PROJECT LOAN AMOUNT. Notwithstanding any other provision contained herein to the contrary, the maximum principal amount of a Project Loan shall not exceed an amount equal to the lesser of: (a) Ninety Percent (90%) of the appraised value of the Project (as determined by the Appraisal therefor)in respect of which such Project Loan is being made; (b) the purchase price payable by the buyer under the Project Purchase Agreement for such Project; and (c) the Project Costs (excluding any development fee) for such Project.

              h.     BORROWER'S INVESTMENT.   No Advance of such Project
       Loan shall be made by the Bank until such time as such Borrower has furnished satisfactory evidence to the Bank that such Borrower has invested an amount equal to not less than the total Project Costs for the Project in respect of which such Project Loan is being made, less, the amount of the Project Loan, as evidenced by copies of canceled checks, paid receipts, lien waivers or other documentary evidence acceptable to Bank, or until such time as such Borrower has deposited with the Bank in escrow an amount equal to the difference between such Project Costs and the amount of the Project Loan. In the event such Borrower elects to deposit such amounts with the Bank, such deposit shall earn interest at prevailing interest rates and shall be disbursed by the Bank to pay Project Costs in accordance with the disbursement procedures of this Agreement governing the disbursement of proceeds of such Project Loan.

                                   ARTICLE VI

                        BORROWER'S AFFIRMATIVE COVENANTS

       By acceptance of a Project Loan, the Borrower thereunder covenants that until payment in full of such Project Loan and performance of all of such Borrower's other obligations under the Project Loan Document for such Project Loan:

       6.01. FINANCIAL STATEMENTS. Such Borrower covenants that, during the term of such Project Loan, will deliver or cause to be delivered to the Bank:

              a. as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of such Borrower, financial statements of such Borrower for such year, as of the end of such year, all in reasonable detail and satisfactory in scope to the Bank and certified as to accuracy by the managing member of such Borrower; and

              b. Such Borrower will with reasonable promptness furnish to the Bank such additional financial and other information respecting the financial condition, business or operations of such Borrower as the Bank may from time to time reasonably request.

       All such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior practice unless otherwise specifically noted thereon.

       6.02. NOTICES. Such Borrower will promptly give the Bank written notice of:

              a. the occurrence or existence of any Event of Default under such Project Loan, together with a written statement of the action being taken by such Borrower to remedy such Event of Default;

              b. all litigation or proceedings before any court or Governmental Authority affecting such Borrower or the Project in respect of which such Project Loan is being made; and

              c. any difficulty encountered by such Borrower in obtaining labor or Materials in a timely manner or any other manner which would substantially impair such Borrower's ability to complete construction of such Project in accordance with the Plans and Specifications therefor by the Completion Date therefor.

       6.03. ACCESS TO BOOKS AND INSPECTION. Such Borrower will give any officer or representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the possession of such Borrower relating to the Project in respect of which such Project Loan is being made and the construction of the Improvements forming a part of such Project, and to inspect such Improvements and all Materials to be used in the construction thereof (provided such inspections shall not interfere with Borrower's construction of the Project), all at such times and as often as the Bank may reasonably request;

provided, however, that the Bank shall have no obligation to make any such inspections nor any responsibility to such Borrower, the Developer or any person, firm or corporation for any deficiency in construction or variance from the Plans and Specifications therefor which may be or which would have been revealed by any such inspection, whether or not discovered by the Bank.

       6.04. GOVERNMENTAL REQUIREMENTS. Such Borrower will comply with all Governmental Requirements and all restrictive covenants applicable to the Project in respect of which such Project Loan is being made.

       6.05. CONSTRUCTION OF THE IMPROVEMENTS. Such Borrower will prosecute the construction of the Improvements forming a part of the Project in respect of which such Project Loan is being made with diligence and continuity to completion, and will cause such Improvements to be completed in a good and workmanlike manner in accordance with the Plans and Specifications therefor and in compliance with all applicable Governmental Requirements and all applicable restrictive covenants, free and clear of all liens or claims of liens for Materials supplied or work performed in connection therewith. Upon demand of the Bank, such Borrower will correct any structural defect in such Improvements or any departure from the Plans and Specifications therefor, which materially decreases the value of such Improvements or which, if uncorrected, would result in a default under the OfficeMax Lease for such Project. Borrower will commence construction of such Improvements by the deadline for such commencement set forth in such OfficeMax Lease. Borrower shall complete such Improvements on or before the Completion Date therefor.

       6.06. MATERIALS. Such Borrower will cause all Materials acquired or furnished in connection with the construction of, but not incorporated into, the Improvements forming a part of the Project in respect of which such Project Loan is being made to be stored at the Project Site or in bonded warehouses to be selected by such Borrower and reasonably approved by the Bank or at such other place as the Bank may reasonably approve under adequate insurance and under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects, and shall deliver to the Bank, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements under which such Borrower claims title to any Materials used in the construction of, or incorporated or to be incorporated into, such Improvements.

       6.07. MAINTENANCE. Such Borrower will maintain the Project in respect of which such Project Loan is being made in good repair and safe condition at all times and indemnify and defend and hold the Bank harmless from any and all claims relative to the use and occupancy of such Project.

       6.08. INSURANCE. Such Borrower will maintain such insurance on the Project as is required by the Mortgage securing such Project Loan or this Agreement.

       6.09. FURTHER ASSURANCES. Such Borrower will execute, acknowledge when appropriate, and deliver from time to time at the request of the Bank, such instruments and documents as in the reasonable opinion of the Bank are necessary or desirable to perfect the security interests required herein.

       6.10. FAILURE TO PERFORM. If such Borrower neglects or refuses to pay the costs, premiums, liabilities or other charges incurred in connection with such Project Loan or the Project in respect to which such Project Loan is being made, or otherwise fails to perform its covenants hereunder, the Bank may do so and may add the cost thereof to such Project Loan as indebtedness evidenced by the Project Note therefor, and may collect the same from such Borrower upon demand with interest thereon at the Default Rate until paid thereunder.

       6.11. ENVIRONMENTAL. During the term of such Project Loan, such Borrower covenants and agrees to keep or cause such Project in respect of which such Project Loan is being made to be kept free of Hazardous Materials in violation of any Governmental Requirement and, without limiting the foregoing, Borrower shall not cause or permit such Project to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Governmental Regulations, nor shall Borrower cause or permit, as a result of any intentional or unintentional act or omission on the part of such Borrower or any tenant, subtenant or occupant, a release of Hazardous Materials in violation of any Governmental Requirement onto such Project or onto any property.

       If Hazardous Materials are present at such Project in violation of the requirements of this Section 6.11, such Borrower shall:

              a. conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on, under or from the Project Site in accordance with all applicable federal, state and local laws, ordinances, rules, regulations and policies, to the reasonable satisfaction of the Bank, and in accordance with the orders and directives of all the federal, state and local governmental authorities;

              b. defend, indemnify and hold harmless the Bank, its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to:

                     i. the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting such Project or the soil, water, vegetation, buildings, personal property, persons or animals thereon;

                     ii. any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials;

                     iii. any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials; and/or

                     iv. any violation of laws, orders, regulations, requirements or demands of Governmental Authorities, which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses.

       6.12. PERSONAL PROPERTY. Except for the security interest granted by the Mortgage for such Project Loan, such Borrower is, and as to portions of the Personal Property forming a part of the Project in respect of which such Project Loan is being made to be acquired after the date hereof will be, the sole owner of such Personal Property, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever. Such Borrower will notify the Bank of, and will defend such Personal Property against, all claims and demands of all persons at any time claiming the same or any interest therein. Such Personal Property will not be used or bought for personal, family or household purposes. Such Personal Property will be kept on or at such Project and such Borrower will not remove such Personal Property from such Project without the prior written consent of the Bank, except such portions or items of such Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by such Borrower. All covenants and obligations of such Borrower contained herein and in the Project Loan Document for such Project Loan shall be deemed to apply to such Personal Property whether or not expressly referred to herein or therein.

       6.13. FINANCING STATEMENTS. At the request of the Bank, such Borrower will join the Bank in executing in respect of such Project Loan one or more financing statements and renewals and amendments thereof pursuant to the Uniform Commercial Code of the state in which the Project in respect of which such Project Loan is being made is located in form satisfactory to the Bank, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Bank to be necessary or desirable.

                                  ARTICLE VII

                         BORROWER'S NEGATIVE COVENANTS

       By acceptance of a Project Loan, the Borrower thereunder covenants that until payment in full of such Project Loan and performance of all of such Borrower's other obligations under the Project Loan Document for such Project Loan:

       7.01. PROHIBITION UPON TRANSFER, SECONDARY FINANCING. Such Borrower shall not convey, sell (other than pursuant to a Project Purchase Agreement), lease (other than pursuant to an OfficeMax Lease) or otherwise dispose of all or any part of the Project in respect of which such Project Loan is being made or any interest therein (legal or equitable), or grant any security interest with respect to such Project without the prior written consent of the Bank unless in connection therewith the outstanding principal balance of such Project Loan, together with all accrued and unpaid interest thereon is fully paid.

       7.02. MATERIALS. Such Borrower will not purchase any Materials to be incorporated into the Project in respect of which such Project Loan is being made in any manner that will result in the ownership thereof not vesting unconditionally in such Borrower, free from all liens, charges, encumbrances and security interests upon delivery of such Materials to the Project Site forming a part of such Project, or, if the only condition to such title is payment of the purchase price therefor, upon the making of an Advance of such Project Loan therefor.

       7.03. CONSTRUCTION CONTRACT. Such Borrower will not modify the Construction Contract for the Project in respect of which such Project Loan is being made without the Bank's consent, except pursuant to Change Orders permitted under Section 7.04 hereof. Such Borrower will not assign or pledge any of its right, title or interest in the Building Contracts for such Project to anyone other than the Bank and such right, title and interest shall not be subject to any other liens, claims, encumbrances or security interests.

       7.04. CHANGE ORDERS. Without the Bank's prior written consent, such Borrower will not execute, or permit the performance of work on the Project in respect of which such Project Loan is being made, or the furnishing of Materials therefor pursuant to any Change Order involving an increase in the Direct Costs of such Project of Fifty Thousand Dollars ($50,000) or more for single Change Orders or One Hundred Thousand Dollars ($100,000) or more in the aggregate or involving any fundamental change in the architectural, mechanical or structural design of any portion of the Improvements forming a part of such Project, or involving any materially adverse change in the quality of workmanship or Materials in such Improvements or causing any delay in completion of construction of such Improvements beyond the Completion Date therefor. Such Borrower will deliver copies of all Change Orders to the Bank promptly following their execution. Such Borrower will not execute or permit the performance of work on such Project or the furnishing of Materials therefor pursuant to a Change Order without the prior written consent of OfficeMax, if such consent is required under the OfficeMax Lease for such Project.

       7.05. EASEMENTS. Such Borrower will not enter into any easement affecting the Project Site forming a part of the Project in respect of which such Project Loan is being made without first obtaining the Bank's written approval of such easement and the terms and conditions thereof.

       7.06.  OFFICEMAX LEASE\PROJECT PURCHASE AGREEMENT.   Such Borrower
will not modify, amend, alter, terminate or cancel the OfficeMax Lease for the Project in respect of which such Project Loan is being made, or assign, transfer, pledge or encumber any of its right, title or interest thereunder, without the Bank's prior written consent. Such Borrower will not modify, amend, alter, terminate or cancel the Project Purchase Agreement for such Project, or assign, transfer, pledge or encumber any of its right, title or interest thereunder, without the Bank's prior written consent.

                                  ARTICLE VIII

                                    DEFAULTS

       8.01. EVENTS OF DEFAULT. By acceptance of a Project Loan, the Borrower thereunder agrees if one or more of the following described events shall occur (an "Event of Default") and be continuing or shall exist:

              a. Such Borrower shall fail to make any payment under the Project Note evidencing such Project Loan within ten (10) days after the date the same is due and payable; or

              b. Any representation or warranty made by such Borrower herein, in any other Project Loan Document to which such Borrower is a party or in any certificate, financial statement or other document furnished by such Borrower pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished, and such Borrower does not, within fifteen (15) days after the earlier of receiving written notice from Bank or such Borrower's own determination that such representation or warranty is false or misleading, commence and complete such actions as are necessary to make such warranty or representation true and accurate; provided, however, that such Borrower shall not be entitled to the foregoing cure period if, such Borrower had actual knowledge that such representation or warranty was false or misleading when made; or

              c. Such Borrower shall default in the performance or observance of any covenant contained in Article VI hereof, and such default has not been cured or corrected within thirty (30) days following written notice from the Bank to such Borrower; provided, however, that if such default is of such a nature that it cannot be cured or corrected within such thirty (30) day period, such Borrower shall be entitled to such additional time as may be necessary to cure or correct such default if such Borrower promptly commences such cure or corrective action and diligently pursues such cure or corrective action to completion; or

              d. Such Borrower shall default in the performance or observance of any covenant contained in Article VII; or

              e. Such Borrower shall default in the performance or observance of any other covenant, condition or provision herein contained, and such default has not been cured or corrected within thirty (30) days following written notice from the Bank to such Borrower; provided, however, that if such default is of such a nature that it cannot be cured or corrected within such thirty (30) day period, such Borrower shall be entitled to such additional time as may be necessary to cure or correct such default if such Borrower promptly commences such cure or corrective action and diligently pursues such cure or corrective action to completion; or

              f. Such Borrower shall default in the performance or observance of any covenant, condition or provision contained in any other Project Loan Document to which such Borrower is a party, and such default shall continue uncured after any applicable cure or grace period; or

              g. Any party shall obtain an order or decree in any court of competent jurisdiction enjoining or delaying the construction of any of the Improvements being constructed with such Project Loan or enjoining or prohibiting the carrying out of the terms and conditions hereof, and such order or decree shall remain undismissed or unstayed and in effect for a period of Thirty (30) days; or

              h. Such Borrower shall neglect, refuse or fail to keep in full force and effect any permit or approval issued by any Governmental Authority required for the continuation of the construction, occupancy or use of the Project in respect of which such Project Loan is being made and the same is not reinstated within thirty (30) days after such Borrower receives notice (from any source) that such permit or approval is no longer in full force and effect; or

              i. Such Borrower shall be unable to satisfy any condition to its right to the receipt of an Advance under such Project Loan for a period in excess of sixty (60) days beyond the date of the Request for such Advance; or

              j. Such Borrower shall deliberately abandon construction of the Improvements being constructed with such Project Loan and as a result of such abandonment the Bank reasonably concludes that completion of construction will not occur on or before the Completion Date therefor; or

              k. The Improvements being constructed with such Project Loan, shall not have been substantially completed in accordance with the Plans and Specifications therefor by the Completion Date therefor; or

              l. The Improvements being constructed with such Project Loan, shall not have been completed in accordance with the Plans and Specifications therefor, by the required completion date for such Improvements pursuant to the OfficeMax Lease for such Project; or

              m. The Project in respect of which such Project Loan is being made, or any part thereof shall be condemned or damaged by fire or other casualty in such manner as to preclude, in the Bank's sole reasonable judgment, the completion or restoration of the Improvements forming a part of such Project by the Maturity Date for such Project Loan or by the required completion date for such Improvements pursuant to the OfficeMax Lease for such Project; or

              n. An accurate survey of the Project Site at any time shall show that any of the Improvements being constructed with such Project Loan encroach upon any street, easement, right of way or adjoining property or violate any set back requirement, unless such encroachment or violation is satisfactorily insured against under the Title Policy issued in respect of such Project Loan, or that any adjoining structure encroaches on the Project Site to an extent deemed material by the Bank, unless such encroachment is cured within 30 days following receipt of notice thereof by Borrower; or

              o. There is any material adverse change in the financial condition of such Borrower or any Guarantor for such Project Loan; or

              p. A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Project in respect of which such Project Loan is being made, or any judgment involving monetary damages shall be entered against such Borrower which shall become a lien on such Project or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or

              q. Such Borrower or any Guarantor for such Project Loan shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, liquidator, assignee, custodian, sequestrator (or other similar official) of such Borrower or such Guarantor, or of all or any part of the Project in respect of which such Project Loan is being made, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts, as the case may be, generally as they become due, or shall become insolvent or unable to pay its debts as they mature, or shall make a general assignment for the benefit of creditors, or shall voluntarily suspend transaction of its or his business or take any corporate action in furtherance of the foregoing; or

              r. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating such Borrower or any Guarantor for such Project Loan as bankrupt or insolvent or approving a petition filed against such Borrower or such Guarantor seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of such Borrower or such Guarantor or of all or any part of the Project in respect of which such Project Loan is being made, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of such Borrower or such Guarantor, as the case may be, and such appointment shall remain unvacated and unstayed for an aggregate period of sixty (60) days (whether or not consecutive); or

              s. Such Borrower has breached or defaulted under the OfficeMax Lease for the Project in respect of which such Project Loan is being made, and such breach or default has not been cured or corrected within any applicable cure period provided under such OfficeMax Lease;

then, and upon the occurrence of any such event, the Bank shall be under no further obligation to make any Advances under such Project Loan and such Project Loan and interest accrued thereon and any penalty or premium thereunder and all other liabilities of such Borrower hereunder, thereunder and under the other Project Loan Document in respect of such Project Loan shall thereupon become and be immediately due and payable without presentment, demand, protest, or notice of any kind and without relief from valuation and appraisement laws, all of which are hereby expressly waived.

       8.02. RIGHTS OF SET-OFF. If an Event of Default shall exist under a Project Loan, the Bank shall have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to the unpaid balance of such Project Loan and all other obligations of the Borrower thereunder or under any other Project Loan Document executed by such Borrower in connection therewith, any debt owing to, and any other funds held in any manner for the account of, such Borrower by the Bank, including, without limitation, all funds in all deposit accounts (general or special) now or hereafter maintained by such Borrower with the Bank. Such right shall exist whether or not the Bank shall have made demand under this Agreement or such Project Loan and whether or not such Project Loan or such other obligations are matured or unmatured. A Borrower, by its acceptance of a Project Loan, hereby confirms the foregoing arrangements and the Bank's right of banker's lien and set-off and nothing in this Agreement shall be deemed a waiver of the Bank's right of the banker's lien or set-off.

       8.03. SPECIAL REMEDIES. If an Event of Default shall exist under a Project Loan, the Bank shall have the right, in addition to any rights or remedies available to it under the Project Loan Document for such Project Loan or otherwise available to it at law or in equity, to enter upon and take possession of the Project in respect of which such Project Loan is being made, (and any Materials not yet incorporated into the Improvements forming a part of such Project) and, to complete or cause to be completed such Improvements, and all sums so expended by the Bank shall be deemed to be Advances under such Project Loan to such Borrower and shall be allocated to such Project. All such Advances shall be evidenced by the Project Note evidencing such Project Loan and secured by the lien of the Project Loan Document for such Project Loan. For purposes of this Section 8.03, such Borrower agrees that the Bank shall have the right, and hereby irrevocably constitutes and appoints the Bank its true and lawful attorney-in-fact, coupled with an interest, with full power of substitution, to (i) use any funds of such Borrower (including any funds which may be held in escrow and any funds which may remain unadvanced hereunder) for the purpose of completing such Improvements; (ii) make such additions and changes to and corrections of the Plans and Specifications for such Improvements, as may be necessary or desirable to complete such Improvements substantially in the manner contemplated by such Plans and Specifications; (iii) employ such contractors, subcontractors, agents, architects, watchmen and inspectors as shall be required in connection with such Project; (iv) pay, settle or compromise all existing bills and claims which are or may be liens against such Project; (v) execute all applications and certificates in the name of such Borrower which may be required by the Construction Contract for such Project; (vi) prosecute and defend all actions or proceedings in connection with such Project and to take such action and require such performance as the Bank deems necessary in connection therewith; and (vii) generally do any and every act with respect to the construction, occupancy and use of such Improvements and such Project as such Borrower may do in its own behalf. Should the unadvanced portion of a Project Loan be insufficient to pay the sums expended or incurred by the Bank for any of the foregoing purposes, the amount of the deficiency shall be added to the indebtedness evidenced by the Project Note for such Project Loan and in all events shall be secured by the lien of the Project Loan Document executed by such Borrower in connection with such Project Loan and shall be paid by such Borrower to the Bank on demand with interest thereon at the Default Rate(s) until paid.

       8.04. SPECIAL REMEDIES/PROJECT LETTER OF CREDIT. If a Borrower shall have furnished a Project Letter of Credit to the Bank in respect of a Project Loan, and an Event of Default shall occur under such Project Loan, the Bank shall have the right, in addition to any other rights or remedies available to it under the Project Loan Document for such Project Loan, or available to it at law or equity, to draw upon such Letter of Credit and apply the proceeds thereof at its discretion as follows: (a) in payment of such Project Loan as outstanding from time to time; or (b) for the costs of completing the Project in respect of which such Project Loan was made. As used herein, "costs of completing the Project" means payment of sums required to be paid under the terms of the Construction Contract for such Project in order for the Contractor thereunder to complete the work specified in such Construction Contract (including the payment of any unpaid bills or invoices that are outstanding thereunder), or in the event such Construction Contract has been terminated, payment of sums required to be paid to a replacement contractor furnishing work that was covered by such terminated Construction Contract.

                                   ARTICLE IX

                                 MISCELLANEOUS

       9.01. NO IMPLIED WAIVER; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure of the Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank hereunder and under the Project Loan Document are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any other Project Document, or any waiver by the Bank of any provision or condition of this Agreement or any other Project Document, must be in writing and shall be effective only to the extent as may be specifically set forth in such writing.

       9.02. TAXES. A Borrower shall pay any and all stamp, document, transfer and recording taxes, fees and similar impositions payable or hereafter determined to be payable in connection with the execution, delivery and/or recording of the Project Loan Document to which it is party, and such Borrower agrees to save the Bank harmless from and against any and all present or future claims or liabilities with respect to, or resulting from, any delay in paying or omitting to pay any such taxes, fees or similar impositions.

       9.03.  MODIFICATIONS AND AMENDMENTS.   Upon execution thereof, each
Project Agreement shall automatically be deemed to be an amendment of this Agreement, which amendment shall apply, however, only to the Project and the Project Loan which is the subject of such Project Agreement.

       9.04. HOLIDAYS. Except as otherwise provided herein, whenever any payment or action to be made or taken under any of the Project Loan Document shall be stated to be due or to be performed on a day which is not a business day, such payment or action shall be made or taken on the next-following business day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

       9.05. NOTICES. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made two (2) days after the same are deposited in the United States mail, postage prepaid, or immediately upon personal delivery, addressed as follows:

              If to the Bank:      KeyBank National Association
                                   10 West Market Street
                                   9th Floor
                                   Indianapolis, Indiana 46266, and
                                   Attention:___________________

              If to the Developer
              or a Borrower:       c/o Trammell Crow BTS, Inc.
                                   2001 Ross Avenue, Suite 3400
                                   Dallas, Texas 75201
                                   Attention: Debbie Oaks

or in accordance with the latest unrevoked written direction from either party to the other party hereto.

       9.06. REIMBURSEMENT FOR CERTAIN EXPENSES. All costs incidental to a Project Loan, including, but not limited to, title insurance premiums, survey charges, appraisal fees, insurance premiums, inspecting engineers' and/or architects' fees, attorneys' costs and fees and any and all other incidental expenses of the Bank, shall be paid by the Borrower thereunder and the Developer. All such fees and expenses shall be paid upon the latter of receipt of a statement therefor or the closing of such Project Loan.

       9.07. NO THIRD PARTY RIGHTS. Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Project Loan Document, which is intended for the sole and exclusive benefit of the parties hereto and thereto.

       9.08. SIGN. The Bank may, at its option and expense, (i) erect signs on a Project in locations and in a manner acceptable to the Borrower owning the same and the Bank indicating that the Bank has provided financing with respect to such Project; and (ii) otherwise publicize its involvement in such Project.

       9.09. INTEREST LIMITATION. Notwithstanding anything to the contrary contained herein or in any of the other Project Loan Document, the obligations of a Borrower to the Bank under this Agreement and any other Project Loan Document to which such Borrower is a party, are subject to the limitation that payments of interest to the Bank shall not be required to the extent that receipt of any such payment by such Borrower would be contrary to provisions of governmental requirements applicable to the Bank which limit the maximum rate of interest which may be charged or collected by the Bank.

       9.10. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

       9.11. GOVERNING LAW. BY ACCEPTANCE OF A PROJECT LOAN, THE BORROWER THEREUNDER AGREES WITH BANK THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE DEED OF TRUST AND THE ASSIGNMENT OF RENTS AND THE OTHER PROJECT LOAN DOCUMENTS FOR SUCH PROJECT LOAN, THE LAW OF THE STATE OF INDIANA SHALL GOVERN ALL MATTERS RELATING TO THIS AGREEMENT AND THE OTHER PROJECT LOAN DOCUMENTS IN RESPECT OF SUCH PROJECT LOAN AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS OF SUCH BORROWER ARISING HEREUNDER OR THEREUNDER. SUCH BORROWER BY ITS ACCEPTANCE OF SUCH PROJECT LOAN (a) SHALL BE SUBJECT TO PERSONAL JURISDICTION IN THE STATE OF INDIANA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN STATE OF INDIANA (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH BORROWER'S OBLIGATIONS HEREUNDER AND UNDER THE OTHER PROJECT LOAN DOCUMENTS FOR SUCH PROJECT LOAN AND (b) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF such BORROWER. BY ACCEPTANCE OF ITS PROJECT LOAN, SUCH BORROWER WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER PROJECT LOAN DOCUMENTS FOR SUCH PROJECT LOAN (x) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT AND SUCH OTHER PROJECT LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (y) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (z) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. NOTHING IN THIS SECTION 9.11 SHALL BE DEEMED TO PRECLUDE BANK FROM FILING ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF THIS AGREEMENT OR SUCH OTHER PROJECT LOAN DOCUMENTS IN THE STATE OF TEXAS OR THE STATE WHERE SUCH PROJECT IS LOCATED OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF TEXAS OR THE STATE WHERE SUCH PROJECT IS LOCATED.

       9.12. SURVIVAL. All representations, warranties, covenants, agreements and obligations of a Borrower contained in this Agreement made in respect of the Project Loan to such Borrower, as amended or supplemented from time to time, shall survive the making of Advances of such Project Loan and shall continue in full force and effect so long as such Project Loan is outstanding and until payment and performance in full of all of such Borrower's obligation thereunder and under the Project Loan Documents in respect of such Project Loan.

       9.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered by the parties, shall constitute an original but all such counterparts together constituting but one and the same instrument.

       9.14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Developer, the Borrower(s) and their respective successors and assigns, except that the Developer and the Borrower(s) may not assign or transfer their rights and obligations hereunder or any interest herein without the prior written consent of the Bank.

       9.15.  PROJECT AGREEMENT.   Upon the execution of a Project Agreement
by a Borrower, all of the terms and conditions hereof applicable to a "Borrower" and a "Project Loan" shall be incorporated into such Project Agreement and shall apply to the Borrower thereunder and the Project Loan governed thereby, and such Borrower shall be deemed to have accepted such Project Loan subject to the terms and conditions of this Agreement.

       9.16. DEVELOPER'S COVENANTS. Developer covenants that from the date hereof through the Project Loan Commitment Expiration Date and thereafter until all Project Loans have been paid in full:

              a. Developer will not develop or construct, or guarantee any indebtedness in respect of, any build to suit retail project (other than the projects contemplated by this Agreement), unless such project is One Hundred Percent (100%) pre-leased to a bona-fide third party;

              b. Developer shall maintain a net worth (as determined pursuant to generally accepted accounting principles) of not less than Five Hundred Thousand Dollars ($500,000);

              c. Developer shall not create, incur, assume, suffer to exist, guarantee or otherwise become liable as a guarantor or as a surety of, any Indebtedness, except for that certain Twenty Million Dollar ($20,000,000) revolving credit facility from Bank One Arizona, N.A. to Developer, and any renewal, extension or modification thereof. For the purposes hereof, Indebtedness shall mean: (a) all indebtedness or other obligations of Developer for borrowed money or for the deferred purchase price of property or services, (b) all recourse indebtedness or other obligations of Developer for borrowed money or for the deferred purchase price of property or services, the payment or collection of which Developer is guaranteeing or in respect of which Developer is liable, contingent or otherwise, including without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds or otherwise to invest in such another person, or to assure a creditor against lost, (c) all indebtedness or other obligations of Developer for borrowed money or for the deferred purchase price of property or services secured by, or for which the holder of such indebtedness has an existing right, contingent or otherwise to be secured by any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or on property owned by Developer, whether or not Developer has assumed to become liable for the payment of such indebtedness or such obligations; and (d) capitalized lease obligations of Developer.

              d. Developer will furnish to Bank within ninety (90) days after the end of each fiscal year of Developer, annual financial statements of Developer, which financial statements shall be reviewed by certified public accountants acceptable to Lender and certified as to accuracy by an officer thereof, and shall include a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes to financial statements, shall be prepared in accordance with generally accepted accounting principles on a basis consistent with prior years and shall otherwise be in form satisfactory to the Bank.

       In addition, Developer covenants that from the Closing Date of the second Project Loan made hereunder through the Project Loan Commitment Expiration Date and thereafter until all Project Loans have been paid in full, Developer shall maintain a minimum cash or cash equivalent balance of Two Hundred Fifty Thousand Dollars ($250,000).

       9.17. WAIVER OF JURY TRIAL. The Developer and the Bank, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right they may have to a trial by jury in any litigation based upon or arising out of the Loan, any Project Loan, this Agreement or any other Project Loan Document or any of the transactions contemplated hereby or by any other Project Loan Document or any course of conduct, dealing, statements, whether oral or written, or actions of the Developer or the Bank. Neither the Developer nor the Bank shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Bank or the Developer except by written instrument executed by both the Developer and the Bank.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                          "DEVELOPER"

                                   TRAMMELL CROW BTS, INC.,
                                   a Delaware corporation

                                   By:    /s/ Richard H. Coe
                                      ------------------------------------
                                   Printed:  Richard H. Coe
                                           -------------------------------
                                   Title:       Vice President
                                         ---------------------------------

                                           "BANK"

                                   KEYBANK NATIONAL ASSOCIATION, a
                                   national banking association

                                   By:       /s/ Theodore J. Lewis
                                      ------------------------------------
                                   Printed:      Theodore J. Lewis
                                           -------------------------------
                                   Title:          Vice President
                                         ---------------------------------